Exhibit 21
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                         Subsidiaries of the Registrant
                         ------------------------------

                                                            Percentage of Voting
                                       Jurisdiction of        Securities Owned
Name                                   Incorporation          by the Registrant
----                                   -------------          -----------------

Bonnie International (Hong
 Kong) Limited                         Hong Kong                     100%

JLN, Inc.                              Delaware                      100%

The Bag Factory Inc.                   New Jersey                    100%

Max N. Nitzberg, Inc.                  Pennsylvania                  100%

Topsville, Inc.                        Florida                       100%(1)

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(1)   Owned 100% by Max N. Nitzberg, Inc., which is a wholly-owned direct subsidiary of the Registrant.